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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of Kodiak Oil & Gas Corp. of our report dated March 13, 2008 relating to our audit of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2007.

        We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

HEIN & ASSOCIATES LLP

Denver, Colorado
July 8, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM